Exhibit 99.1

Synaptics Accelerates Consumer IoT Strategy with Acquisitions of Conexant Systems, LLC and the Multimedia Solutions Business of Marvell Technology Group

Adds Voice and Video Capabilities; Expands and Diversifies Customer Base; Enters New Growth Markets

•	Providing Updated Fourth Quarter Fiscal 2017 Revenue Guidance

•	Hosting Conference Call Today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

SAN JOSE, Calif. – June 12, 2017 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today announced that it has signed a definitive agreement to acquire Conexant Systems, LLC, a technology leader in voice and audio processing solutions for the smart home. Synaptics also announced the signing of a definitive agreement to acquire the Multimedia Solutions Business of Marvell Technology Group (NASDAQ: MRVL), a leading provider of advanced processing technology for video and audio applications, also for the smart home. Both organizations have strong technology and market positions, and Synaptics believes the combination will immediately jumpstart its presence in the smart home market. The acquisitions are part of Synaptics’ long term strategy to extend its human interface leadership into the consumer IoT era. With the acquisitions, Synaptics expects gross margins to be accretive immediately and to increase its total addressable market opportunity by 38 percent or $2.8 billion to $10.3 billion by 2020.

“At Synaptics, we have a knack for bringing the right technologies to the right growth markets, and adding voice and video processing solutions to our portfolio blends perfectly into the company’s innovative technology product mix,” said Rick Bergman, President and CEO, Synaptics. “These acquisitions provide Synaptics the industry’s broadest portfolio of human interface solutions and rapidly accelerates the execution of our consumer IoT strategy, driving our next major phase of growth. The acquisitions are expected to add significant revenue, strong margins, new tier-one customers, an increasingly diverse customer base, impressive global talent, and a deep portfolio of intellectual property.”

“Synaptics has a long history of delivering products that drive industry inflection points, which presents an exciting opportunity for us,” said Jan Johannessen, CEO, Conexant. “Our voice and audio processing solutions are enabling an entirely new category of digital personal assistants, and joining forces with Synaptics will help us further disrupt the emerging and growing consumer IoT ecosystem. The two companies share a common vision of investing with partners and customers to deliver powerful human interface solutions for a variety of applications.”

Voice is one of the most exciting and fastest growing human interface modalities today. Conexant, with a portfolio of more than 480 patents granted or pending, is a leading provider of far-field voice solutions with more than 27 million units shipped. Conexant’s voice processing solutions have been featured in

Synaptics Incorporated 1251 McKay Dr., San Jose, CA 95131, USA | Phone: +1-408-904-1100 | www.synaptics.com

more than 60 different products, including a variety of home audio/video applications and home automation devices. In addition to its voice solutions, Conexant is helping the headphone industry go digital with its USB-C CODEC solutions for next generation hearables and wearables.

Marvell’s multimedia product family combines sophisticated video and audio processing solutions with an extensive IP portfolio that capitalizes on consumer’s paradigm shift to on-demand immersive media consumption. Marvell’s advanced media processing technology, coupled with deep content security capabilities, is fundamental to, and deployed in set-top boxes, over-the-top (OTT) streaming media devices that deliver content over the internet, virtual/augmented reality platforms, and digital personal assistants such as smart speakers.

“We’re really excited to join Synaptics and help innovate for the fast-growing consumer IoT market where we can leverage our advanced technologies, broad ecosystem partners, and top-tier customer base,” said Gaurav Shah, current vice president of Marketing and Strategy for the Multimedia Solutions Business of Marvell Technology Group. “Together our complementary technologies and talented global teams are capable of delivering solutions that drive a new generation of smart home products.”

Conexant Systems, LLC Transaction Details:

Subject to certain purchase price adjustments, the consideration of the transaction is approximately $300 million in cash and 726,666 shares of Synaptics’ common stock.

For the year ended September 30, 2016, Conexant’s net revenue was approximately $104 million. Synaptics expects the transaction to be accretive to the Company’s Non-GAAP earnings per share in the first year following the close, excluding transaction related expenses. The acquisition is expected to close in the third calendar quarter of 2017, subject to customary closing conditions and regulatory clearance under the Hart-Scott-Rodino Act.

Marvell Multimedia Solutions Business Transaction Details:

The all-cash transaction is valued at approximately $95 million.

For the year ended January 28, 2017, the Multimedia Solutions Business of Marvell Technology Group net revenue was approximately $94 million. Synaptics expects the transaction to be accretive to its Non-GAAP earnings per share in the first year following the close, excluding transaction related expenses. The acquisition is expected to close in the third calendar quarter of 2017, subject to customary closing conditions.

Synaptics intends to fund the transactions through a combination of cash and debt financing.

Winston & Strawn advised Synaptics in both transactions.

Updated Fourth Quarter Fiscal 2017 Revenue Guidance:

Synaptics also announced that it expects revenue for the fourth quarter of fiscal 2017 to be in the range of $420 million to $430 million, slightly below the mid-point of its previously provided guidance range of $410 to $450 million.

Synaptics Incorporated 1251 McKay Dr., San Jose, CA 95131, USA | Phone: +1-408-904-1100 | www.synaptics.com

Investor Call:

Synaptics will host a teleconference and webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, Monday, June 12, 2017, to provide additional commentary regarding the acquisitions, during which the company may provide forward-looking information. To participate on the live call, analysts and investors should dial 1- 888-352-6793 (conference ID: 8255028) at least ten minutes prior to the call. A telephonic replay of the conference call will also be available until 4:00 p.m. Pacific Time on Saturday, June 17, 2017, by dialing 1-888-203-1112 and entering the conference ID: 8255028.

Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website (http://investor.shareholder.com/synaptics/). The acquisition presentation, that will be referred to on the conference call, can also be found in the “Investor Relations” section of the company’s website.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including, without limitation, statements regarding updated revenue guidance for the fourth quarter of fiscal 2017, statements about the proposed acquisitions by Synaptics, the expected closing date of the acquisitions, the potential benefits of the proposed acquisitions, the expectations that the acquisitions will be accretive in the first year following the closing of such acquisitions, and the anticipated operating synergies, relate to Synaptics Incorporated’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside Synaptics Incorporated’s control that may cause actual results to differ materially from those described in or implied by any forward-looking statements. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Synaptics Incorporated assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause Synaptics Incorporated’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Synaptics Incorporated’s Annual Report on Form 10-K for the year ended June 25, 2016 and other risks described in documents filed by Synaptics Incorporated from time to time with the Securities and Exchange Commission.

Non-GAAP Financial Measures:

This press release includes references to Non-GAAP earnings per share, which is Non-GAAP earnings

Synaptics Incorporated 1251 McKay Dr., San Jose, CA 95131, USA | Phone: +1-408-904-1100 | www.synaptics.com

divided by the weighted average of the number of shares of the company’s common stock outstanding during the applicable period. The company refers to this Non-GAAP financial measure because it considers it an important supplemental measure of its performance because it facilitates operating performance comparisons from period to period by eliminating potential differences in earnings caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP earnings per share has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP earnings per share. Further, Non-GAAP earnings per share, as determined and presented by Synaptics, may not be comparable to related or similarly titled measures reported by other companies.

About Synaptics:

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA). Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Synaptics, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

About Conexant Systems, LLC:

Conexant Systems, LLC, is the industry’s go-to source for hardware and software solutions that offer unrivaled performance for audio and voice applications. The company combines its significant IP portfolio in DSP, analog and mixed signal technology with embedded software to enrich and expand audio and voice capabilities of products across nearly every vertical of the CE space. Founded in 1999, Conexant is a privately-held fabless semiconductor and audio technology engineering company headquartered in Irvine, California with offices and design centers worldwide.

About the Multimedia Solutions Business of Marvell Technology Group:

Marvell’s multimedia processors are driving advancements in the connected home. By leveraging Marvell’s established expertise in high-performance, power-efficient chip design, Marvell’s multimedia solutions enable rich multimedia, seamless connectivity, and customized experiences on the next-generation of home entertainment devices. Marvell’s multimedia products include powerful single-chip 4K/HD media processors for TVs, set-top boxes, and OTT streaming devices.

For further information, please contact:

Ann Minooka, Synaptics Inc.

+1-408-904-1673

ann.minooka@synaptics.com

Synaptics Incorporated 1251 McKay Dr., San Jose, CA 95131, USA | Phone: +1-408-904-1100 | www.synaptics.com

Investor Contacts:

Ralph Fong

The Blueshirt Group

415-489-2195

ralph@blueshirtgroup.com

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

Synaptics Incorporated 1251 McKay Dr., San Jose, CA 95131, USA | Phone: +1-408-904-1100 | www.synaptics.com